Exhibit 10.17

Magnus Title Agency WHEN RECORDED MAIL TO: Investment Property Exchange Services Attn: Paula Ripp 60 E. Rio Salado Parkway, Suite 1103 Tempe, AZ 85281	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER 20140157390,03/12/2014 12:00 4043725-21-1-1--A HELEN PURCELL ELECTRONIC RECORDING

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CAPTION HEADING: Deed of Trust

This document is being re-recorded to correct the name of the Beneficiary

DO NOT REMOVE

THIS IS PART OF THE OFFICIAL DOCUMENT

Magnus Title Agency

WHEN RECORDED RETURN TO:
DONALD J. NEWMAN DONALD J. NEWMAN PC 7330 N. 16TH Street, Suite C-117 Phoenix, Arizona 85020	OFFICIAL RECORDS OF MARICOPA COUNTY RECORDER HELEN PURCELL 20140147481 03/07/2014 12:42 4043725-20-3-3- ELECTRONIC RECORDING

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DEED OF TRUST AND SECURITY AGREEMENT WITH ASSIGNMENT OF RENTS

PARTIES:	TRUSTOR:	ZONED PROPERTIES, INC. a Nevada corporation 16624 N. 90th Street, Suite 101 Scottsdale, Arizona 85260

	TRUSTEE:	STEWART TITLE & TRUST OF OF PHOENIX, INC. a Delaware corporation 244 W. Osborn Road Phoenix, Arizona 85013

BENEFICIARY:*

*Investment Property Exchange

  Services, Inc., a California

  corporation

  60 E. Rio Salado Parkway,

  Ste. 1103, Tempe, AZ 85281

DATE:	March 7, 2014

A. CONVEYANCE OF TRUST PROPERTY:

TRUSTOR HEREBY IRREVOCABLY GRANTS, TRANSFERS AND ASSIGNS TO TRUSTEE, IN TRUST, with power of sale and right of entry and possession, that certain real property described in Exhibit "A" attached hereto and made a part hereof;

TOGETHER WITH all buildings and improvements now or hereafter erected thereon and all of Trustor's interest now held or hereafter acquired in any easement appurtenant to said property, or in land lying in any street, roadway or alleyway adjoining or being a part of said real property, and all personal property and fixtures now or hereafter attached to or that are necessary to the operation of the premises herein described, including, but by no means limited to, all ventilating, heating, air conditioning, plumbing, and lighting fixtures and equipment, and all power and sprinkling systems;

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TOGETHER WITH all water and water rights, pipes, flumes and ditches and the water flowing through the same, belonging or in any way appertaining to said property;

TOGETHER WITH the rents, issues and profits thereof, SUBJECT HOWEVER, to the right, power and authority hereinafter given to and conferred upon BENEFICIARY to collect and apply such rents, issues and profits;

All of said property being hereinafter referred to as the "trust property".

B.	FOR THE PURPOSE OF SECURING:

1. Payment of the indebtedness evidenced by a Promissory Note of even date herewith, and any renewals, extensions, modifications or replacements thereof, in the original principal amount of TWO MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,100,000.00) delivered to Beneficiary (the "Note"), together with interest thereon, fees and late charges as provided by the Note.

2. Payment of such further sums as Trustor or any successor in ownership hereafter may borrow from Beneficiary, whether as future advancements or otherwise.

3. Payment of all monies mentioned herein or in the Note agreed or provided to be paid by Trustor.

4. Performance of each agreement of Trustor herein contained or in any other agreement given by Trustor to Beneficiary for the purpose of evidencing or securing any indebtedness hereby secured.

C.	TRUSTOR'S WARRANTY:

Trustor warrants that Trustor is seized of good and merchantable title to the trust property, and that the title hereby conveyed is free, clear and unencumbered, except for the matters set forth as permitted exceptions in Exhibit "B" attached hereto.

1.	TO PROTECT THE SECURITY OF THIS DEED OF TRUST, TRUSTOR AGREES:

1.1. To take reasonable care of the trust property; to maintain said property in good repair and condition; to replace all items of property secured by this Deed of Trust which may wear out, or be lost, damaged or destroyed; to commit or permit no waste, and do no act which will unduly impair or depreciate the value of the trust property as security; not to impair or abandon any water or other rights of whatever nature now or hereafter appurtenant to the trust property. Trustor agrees not to remove or demolish any building on the trust property; to complete or restore promptly and in good and workmanlike manner any building which may be constructed thereon and to pay when due all claims for labor performed and materials furnished therefor; and to comply with all laws affecting the trust property or requiring any alterations or improvements to be made thereon. Trustor further agrees not to do, or permit any acts to be done, which might reduce or tend to reduce the value of the trust property or to threaten the security of this Deed of Trust.

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1.2. That no Financing Statement or Security Agreement, covering the property which is or may be the subject of this Deed of Trust, or the proceeds from such property, is on file in any public office, and that, except as noted herein and for the security interest granted in this Deed of Trust, there is no lien, security interest or encumbrance in or on such property or the proceeds thereof; and that Trustor shall protect and prevent all such property from deterioration, except for ordinary wear and tear from its intended primary use.

1.3. To provide and maintain policies of fire and extended coverage insurance on the trust property in an amount not less than the minimum insurable value (as determined from time to time by Beneficiary) of the improvements, fixtures, and equipment comprising part of the trust property. Trustor will also provide public liability insurance, property damage insurance, rent loss insurance, and, when requested by Beneficiary, insurance against any other risks as are regularly required by lenders for similar types of Arizona real property, all in such amounts as may be reasonably required by Beneficiary. If the trust property is located in a "flood plain area" as defined by the Federal Insurance Administration pursuant to 44 C.F.R. Part 59, then federal flood insurance in the maximum obtainable amount (but not exceeding the loan amount) shall be required. All such policies shall be with companies or associations of companies from time to time approved by Beneficiary, shall contain standard trust deed beneficiary clauses endorsed thereon making losses payable to Beneficiary, and shall otherwise be in form and substance satisfactory to Beneficiary. Trustor shall not permit any condition to exist that would wholly or partially invalidate any such insurance. Trustor shall assign and deliver any and all policies of insurance to Beneficiary that shall be irrevocable without thirty (30) days prior notice to Beneficiary and not subject to modification without Beneficiary's prior written approval. At least fifteen (15) days before expiration of such policies, Trustor shall deliver to Beneficiary renewals thereof, or renewal certificates therefor, or the new policies if the prior policies are not renewed, along with a premium receipt evidencing payment in full of the required premiums for at least one year's coverage.

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In the event of loss, Trustor shall give immediate notice by mail to Beneficiary, and Beneficiary may make proof of loss if not made promptly by Trustor. Each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary, instead of to Trustor or Trustor and Beneficiary jointly. Such insurance proceeds or any part thereof may be applied by Beneficiary, at its option but subject to the provisions of Section 2.5 below, to the payment of interest due on the indebtedness secured hereby, the reduction of the principal amount of said indebtedness (in the inverse order of maturity), the payment of any other obligation hereby secured, or the restoration or repair of the trust property pursuant to the provisions of paragraph 2.5 below. In the event Beneficiary applies the proceeds to the indebtedness or any other obligation secured hereby, any funds remaining after their satisfaction shall be remitted to Trustor. Beneficiary shall not be responsible for such insurance, for the collection of any insurance monies, or for the insolvency of any insurer or any insurance underwriter. Application of insurance proceeds by Beneficiary shall not cure or waive any default hereunder or invalidate any act done hereunder because of any such default.

In the event of sale of the trust property under the power of sale herein granted to Trustee, or foreclosure of the Deed of Trust as a mortgage, or in the event Beneficiary or a receiver appointed by the court shall take possession of the trust property without sale, all right, title and interest of Trustor in and to all transferable insurance policies then in force and any unearned premiums paid thereon shall inure to the benefit of and pass to the Beneficiary in possession, receiver, or purchaser at such sale, as the case may be, and Beneficiary is hereby appointed attorney-in-fact for Trustor to assign and transfer said policies.

1.4. To pay prior to becoming delinquent, all taxes, assessments, water dues or assessments and all other charges of every type or nature assessed, or which may be assessed, against the trust property or any part thereof or upon the interest of the Beneficiary in said trust property or upon any personal property, and to pay, when due, any other taxes (including corporate taxes), assessments or charges, claims or encumbrances that might become a lien prior to the security of this Deed of Trust, or which might have priority in distribution of the proceeds of a judicial sale. Trustor shall have the right to protest in good faith any tax assessment, but in that event, Trustor shall obtain a bond in an amount sufficient to cover the proposed assessment which shall secure ultimate payment of the taxes.

1.5. Trustor, if required by Beneficiary, shall also make monthly deposits in an account with Beneficiary, which account shall be subject to the control of Beneficiary, of a sum equal to one-twelfth (1/12) of the yearly taxes and assessments which may be levied against the premises, and the annual premiums to become due for all insurance policies required hereunder. Such payments shall be due and payable at the same time the installment payments of principal and interest under the Note are due, and shall be subject to the late charge provided in the Note, if not timely paid. The amount of such taxes, assessments and insurance premiums, when unknown, shall be estimated by Beneficiary. Such deposits shall be used by Beneficiary to pay such taxes, assessments and insurance premiums, if such accumulated funds be sufficient to pay the same, and no interest shall be paid to Trustor on any such deposits. Any insufficiency of such account to pay such charges as aforesaid shall be paid by Trustor to Beneficiary on demand. Beneficiary is further authorized to require additional deposits by Trustor, of monies to create a deposit sufficient, when added to the monthly deposits to be made by Trustor prior to the next due dates for such insurance premiums and taxes and assessments respectively, to pay such next due insurance premiums, taxes and assessments. lf, by reason of any default by Trustor under any provision of this Deed of Trust, Beneficiary declares all sums secured hereby to be due and payable, Beneficiary may then apply any funds in said account against the entire indebtedness secured hereby. The enforceability of the covenants relating to taxes, assessments and insurance herein otherwise provided shall not be affected except insofar as those obligations have been met by compliance with this paragraph. Beneficiary may, from time to time at its option, waive and after any such waiver, reinstate any or all provisions hereof requiring such deposits, by notice to Trustor in writing. While any such waiver is in effect, Trustor shall pay taxes and assessments as herein elsewhere provided.

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1.6. Upon written request by Beneficiary, Trustor will appear in and prosecute or defend any action or proceeding that may affect the priority of this Deed of Trust or the security of the Beneficiary hereunder or the trust property and will pay all reasonable costs, expenses (including the cost of searching title), and attorneys' fees incurred in such action or proceeding. Should Trustor fail to so act within such time as required to avoid entry of a default judgment Beneficiary may, at its option, appear in and defend any action or proceeding purporting to affect the priority of this Deed of Trust or the trust property or the rights or powers of Beneficiary. Beneficiary may, at its option, pay, purchase, contest, or compromise any adverse claim, encumbrance, charge or lien, that in the reasonable judgment of Beneficiary appears to be prior or superior to the lien of this Deed of Trust. All amounts paid, suffered or incurred by Beneficiary in exercising the authority herein granted, including reasonable attorneys' fees, shall be payments made pursuant to Section 1.9 below.

1.7. To comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the trust property and not to suffer or permit any act to be done in or upon the trust property in violation thereof.

1.8. That, if Trustor fails to observe or perform any condition or obligation to be observed or performed by Trustor under this Deed of Trust or to pay expenses in connection therewith, Beneficiary, in its sole discretion and without demand or notice, may perform such obligation or do any act to cause such condition to be observed or incur and pay expenses in connection therewith. However, Beneficiary will not be obligated to perform any such obligation of Trustor or to take any action to cause any such condition to be observed and any such performance or action by Beneficiary will not create an obligation on the part of Beneficiary.

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1.9. To pay to Trustee and Beneficiary, respectively, promptly upon demand, all sums of money which they shall respectively pay pursuant to any of the provisions of this Deed of Trust, together with interest upon each of said amounts, until repaid, from the time of the payment thereof by Trustee or Beneficiary, at the Default Interest Rate set forth in the Note. Trustor agrees to pay all costs incurred by Beneficiary in connection with any modification of this Deed of Trust and any release of property subject to this Deed of Trust. Trustor further agrees to pay all costs incurred in connection with the payoff of the Note and release of this Deed of Trust.

1.10. Any amount or amounts paid by Beneficiary or Trustee under any provision of this Deed of Trust, or otherwise, shall be added to the indebtedness secured by this Deed of Trust.

2.	ADDITIONAL SECURITY/COVENANTS:

2.1. This Deed of Trust shall cover all personal property now or at any time hereafter owned by Trustor and affixed to, or necessary to the operation of the trust property, and all renewals, replacements and substitutions thereof, which, to the fullest extent permitted by law, shall be deemed fixtures and a part of the real property, and shall cover all articles of personal property and all materials delivered to the trust property for incorporation or use in any construction conducted thereon, including, but not limited to, construction materials, supplies, lumber, machinery, equipment, items and fixtures, heating equipment and air conditioning equipment, together with all substitutions, accessions, repairs, replacements and additions thereof, including the proceeds of sales thereof.

In addition, this Deed of Trust covers all personal property described in Exhibit "C" attached hereto.

2.2. As additional security, Trustor hereby assigns to Beneficiary the right, power and authority to collect any rent, issues and profits of the trust property, reserving unto Trustor the right, prior to any default by Trustor, to collect and retain such rents, issues and profits. Upon any default and the expiration of any applicable cure period, Beneficiary may at any time, without notice, either in person, by agent, or by a receiver, enter upon and take possession of the trust property, sue for or otherwise collect the rents, issues and profits of said trust property, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, to any indebtedness secured hereby, and in such order as Beneficiary may determine. Upon any default and the expiration of any applicable cure period, Beneficiary may exercise any rights of Trustor to terminate any tenancy or occupancy of said property, evict any person wrongfully in possession of occupancy thereof, and let said property, in whole or part, and deliver possession thereof. The entering upon and taking possession of said trust property, the collection such rents, issues and profits, and the application thereof as aforesaid shall not cure or waive any default by Trustor hereunder.

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2.3. To the extent any property covered by this Deed of Trust consists of rights in action or personal property covered by the Uniform Commercial Code, this Deed of Trust constitutes a Security Agreement and Trustor hereby grants a security interest in such property in favor of Beneficiary; and all the above property, whether described generically or specifically, shall be kept at or on the trust property or at Trustor's place of business unless Trustor notifies Beneficiary in writing of a proposed removal of such property and Beneficiary consents in writing prior to its removal to another location. This Deed of Trust shall be self-operative with respect to all such property, but Trustor agrees to execute and deliver on demand such security agreements, financing statements and other instruments as Beneficiary may request in order to impose the lien created herein more specifically upon any of such property. Trustor agrees that all property of every nature and description, whether real or personal, covered by this Deed of Trust, together with all personal property covered by such security interests, are encumbered as one unit, and that upon default by Trustor under the Note secured hereby, or under this Deed of Trust or any security agreement given pursuant to this paragraph, this Deed of Trust and such security interests may be foreclosed or sold in the same proceedings, and all of the trust property (both realty and personally) may be sold as one unit as a going business subject to the provisions of A.R.S. §33-810(A).

2.4. Should the trust property or any part thereof be taken by reason of any public improvement or condemnation proceeding, Beneficiary shall be entitled, at its option, to commence, appear in and prosecute in its own name any action or proceeding, or to make any compromise or settlement in good faith, in connection with such action or proceeding. All such compensation and proceeds are hereby assigned to Beneficiary who shall apply same to the indebtedness secured hereby unless such improvement or condition requires restoration of the Trust property in which event so long as Trustor is not in default hereunder, Beneficiary will release such proceeds necessary for restoration pursuant to paragraph 2.5 below. Trustor agrees to execute such further assignments of any compensation, awards or other payments as Beneficiary may require.

2.5. In the event the trust property or any part thereof is damaged by fire, flood or in any other manner, all proceeds from any policies of fire or other insurance affecting the trust property are hereby assigned to Beneficiary. Beneficiary will notify Trustor within twenty (20) days following receipt of such proceeds from the insurance carrier. So long as Trustor is not in default under this Deed of Trust, as defined in Section 3.1 below, Beneficiary shall release such proceeds to enable Trustor to repair such damage upon the following terms and conditions: (a) such repair shall be made in accordance with plans and specifications drawn by an architect and completed by a licensed contractor, all of which are subject to Beneficiary's approval; (b) Trustor demonstrates to Beneficiary's reasonable satisfaction that there are sufficient proceeds (including any additional funds of Trustor) available to pay the costs of such repair; (c) the repair is made in accordance with applicable laws, regulations and building codes; (d) all contractors, suppliers, mechanics and materialmen shall be paid in full on a timely basis without any resulting adverse claim or liens and Trustor shall indemnify and hold Beneficiary harmless from any adverse claims and liens; and (e) all proceeds shall be disbursed through an appropriate escrow or other method to ensure application to the repair.

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2.6. By accepting payment of any sum secured hereby after its due date, Beneficiary does not waive its right either to require prompt payment when due of all other sums so secured or to declare default for failure to pay same.

2.7. At any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and all notes secured hereby for endorsement, and without affecting the personal liability of any person for payment of the indebtedness secured hereby, Trustee may: reconvey any part of the trust property; consent to the making of any map or plat thereof; join in the grant of any easement thereon; or join in any extension agreement or any agreement subordinating the lien or charge hereof.

2.8. Trustor expressly covenants that if, without prior written consent of Beneficiary (a) all or any part of Trustor's interest, in the trust property is sold, transferred, assigned, mortgaged, pledged or otherwise conveyed, or (b) a contract of sale or other conveyance is entered into with respect thereto, or (c) title to the trust property or any part of it becomes vested in any party other than Trustor in any manner whatsoever, (d) any lien other than the lien created by this Deed of Trust is recorded or claimed against the trust property, then, upon the occurrence of any one or more of the foregoing events, Beneficiary shall have the right, at its option, to declare all of the accrued and unpaid interest and the entire outstanding principal under the Note to be immediately due and payable and avail itself of any and all remedies provided for in the Note and this Deed of Trust, in the event of default. Trustor shall give Beneficiary prior written notice of any proposed transaction which requires Beneficiary's written consent and Beneficiary shall have the right to require, among other things, (a) financial statements and other information relating to the proposed transferee including information about the experience and management expertise of the proposed transferee; (b) assurances, in form and substance satisfactory to Beneficiary, from Trustor and any guarantors of the indebtedness secured hereby that they will continue to be liable to Beneficiary for a reasonable fee for evaluating such information and processing the proposed transfer. Beneficiary may refuse to consent to a transfer for any reason or may condition its consent upon such events or occurrences as Beneficiary deems appropriate, including but not limited to, the payment of a transfer fee equal to one percent (1%) of the unpaid principal balance of the Note.

Beneficiary may require that: (a) the transferee or purchaser, as the case may be, execute, prior to such transfer or sale, a written assumption agreement in form and content acceptable to Beneficiary; and, (b) Trustor or purchaser or transferee, as the case may be, pay all costs of Beneficiary (including without limitation, attorneys' fees) incurred in evaluating the proposed sale or transfer and/or in preparing the assumption agreement and any and all other necessary documents associated with the assumption by the purchaser or transferee.

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The term Beneficiary used above shall include the Beneficiary named herein and any assignees of Beneficiary.

2.9. Trustor will, upon request of the Trustee or Beneficiary, promptly correct any defect, error or omission which may be discovered in the contents of this Deed of Trust or in the execution or acknowledgment hereof and will execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or as may be reasonably requested by the Trustee or by the Beneficiary to carry out more effectively the purposes of this Deed of Trust, to subject to the lien and security interest hereby created any of Trustor's properties, rights or interests covered or intended to be covered hereby, and to perfect and maintain the lien and security interest hereby created. If any rights, easements or other hereditament shall hereafter become appurtenant to the trust property or any part thereof, Trustor shall deliver to Beneficiary, upon demand, a supplemental Deed of Trust in the form approved by Beneficiary covering such rights and interests.

2.10. Trustor shall operate and maintain the trust property in compliance with the requirements of The American Disabilities Act (the "Disabilities Act").

3.	DEFAULT/REMEDIES.

3.1. The following shall be events of default hereunder:

3.1.1. the failure by Trustor, to make any payment upon any indebtedness secured by this Deed of Trust within twenty (20) days of the due date;

3.1.2. the failure by Trustor to perform any covenant contained herein, in the Note, in the Loan Agreement, or in any other agreement given by Trustor to Beneficiary for the purpose of evidencing or further securing the indebtedness secured hereby;

3.1.3. the abandonment of all or any part of the trust property;

3.1.4. any representation or warranty in the Note, this Deed of Trust, the Loan Agreement, or in any other agreement, document, or instrument evidencing, securing, or relating to any of the obligations, covenants, promises, and agreements secured hereby is materially false or incorrect as of the date made;

3.1.5. if Trustor or any guarantor of the Note shall generally not pay its debts as they become due, shall admit in writing its inability to pay such debts, or shall make an assignment for the benefit of creditors, or if Trustor or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth in this subparagraph;

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3.1.6. the commencement of any case, proceeding or other action by or against Trustor or any guarantor of Trustor's obligations hereunder (i) seeking to have an order of relief entered against Trustor or such guarantor as debtor or to adjudicate Trustor or such guarantor bankrupt or insolvent; (ii) seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Trustor or Trustor's debts or such guarantor or such guarantor's debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (iii) seeking appointment of a receiver, trustee, custodian or other similar official for Trustor or such guarantor or for all or any substantial part of its property, and such case, proceeding or other action (a) results in the entry of an order for relief against Trustor or such guarantor which is not fully stayed within thirty (30) business days after the entry thereof or (b) shall remain undismissed for a period of sixty (60) days;

3.1.7. if any item of the trust property is attached, levied upon, or otherwise seized by legal process, and such attachment, levy or seizure is not quashed, stayed, or released within sixty (60) days of the occurrence thereof;

3.1.8. the enactment of any law imposing upon Beneficiary the obligation to pay all or any of the taxes agreed to be paid by Trustor herein, or prohibiting the payment thereof by Trustor as promised herein, or the rendering by any court of a decision that the undertaking by Trustor to pay such tax or taxes is legally inoperative;

3.1.9. the occurrence of a transfer or encumbrance in violation of Section 2.8 of this Deed of Trust, unless Beneficiary has given prior written consent to do so;

3.1.10. any proceeding is filed to foreclose or any notice of Trustee's sale is recorded with respect to any other lien on the trust property (whether junior or senior to this Deed of Trust).

3.2. In the event of a default under paragraph 3.1 above, for which a specific cure period is not set forth (exclusive of paragraph 3.1.1), Trustor shall have thirty (30) days following receipt of written notice of the Default from Beneficiary to cure same. Beneficiary's right to cure any default described in paragraph 3.1 above shall be limited to two (2) occurrences during any calendar year.

3.3. Upon the occurrence of a default and the expiration of any applicable cure period, Beneficiary shall have the following rights, in addition to all other rights provided herein and/or by law or equity:

3.3.1. to declare all principal indebtedness, with interest and any other sums secured hereby, immediately due and payable, without notice or demand; provided, however, that should Beneficiary, upon default of Trustor, exercise its option to declare the entire amount of the principal immediately due and payable, and should such acceleration be revoked by agreement or operation of law, then such indebtedness shall be payable in accordance with the original schedule therefor unless otherwise agreed to between Trustor and Beneficiary;

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3.3.2. to sell the trust property, after recording notice of sale, and after the lapse of such time as may be required by law, at the time and place fixed by Trustee in said notice of sale, either as a whole or in separate parcels, and in such order as Trustee may determine, at public auction to the highest bidder for cash, or, if Beneficiary shall be the highest bidder, in satisfaction of such amount secured hereby as is bid. Trustee shall deliver to such purchaser its deed conveying the property so sold, but without any covenant or warranty, express or implied;

3.3.3. to foreclose this Deed of Trust by court action;

3.3.4. to collect, in addition to all other indebtedness due hereunder, the costs of title searches, appraisals and environmental studies in preparation for foreclosure with respect to the trust property and reasonable attorneys' fees incurred as a result of such default or in pursuit of any remedy therefor, whether or not suit be commenced, which costs and fees shall be secured by this Deed of Trust;

3.3.5. to exercise the rights set forth in paragraph 2.2 hereinabove and the Assignment of Leases recorded concurrently herewith;

3.3.6. apply to any court of competent jurisdiction for the appointment of a receiver to take charge of the trust property and to manage, operate and carry on any business then being conducted or that could be conducted on the trust property, and to carry on, protect, preserve, replace and repair the trust property, and receive and collect all the rents and issues or profits thereof and to apply the same first to the payment of receiver's expenses for management, operation and protection of such business and the trust property, and then to Beneficiary for application toward the indebtedness secured hereby. Upon appointment of said receiver, Trustor shall immediately deliver possession of the trust property to such receiver, along with all records and contracts relative to the operation of the trust property, including leases, and all security or other deposits made pursuant to said leases.

3.4. Beneficiary shall have, in addition to all other rights and remedies provided herein and at law or in equity, the rights and remedies afforded by Arizona Revised Statutes Section 33-702. In the event Trustor fails or refuses to surrender possession of the trust property after any Trustee's sale, Trustor shall be deemed a tenant at sufferance, subject to eviction by means of forcible entry and detainer proceedings, provided that this remedy is not exclusive or in derogation of any other right or remedy available to Beneficiary. Trustor expressly agrees to pay to Beneficiary all costs, or expenses, including attorneys' fees, paid or incurred by Beneficiary resulting from such action, and effectiveness of this paragraph shall survive the sale of the trust property.

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3.5. If the indebtedness secured hereby is now or hereafter further secured by chattel mortgages, security interests, deeds of trust, pledges, contracts of guaranty, or other additional securities, Beneficiary may, at its option, exhaust any one or more of said securities as well as the security hereunder, either concurrently or independently and in such order as it may determine, and may apply the proceeds received upon the indebtedness secured hereby without affecting the status of, or waiving any right to exhaust, all or any other security including the security hereunder and without waiving any breach or default or any right or power, whether exercised hereunder or contained herein or in any other security instrument. Trustor hereby waives any right or privilege which it might otherwise have to require Trustee and/or Beneficiary to proceed against the assets encumbered hereby or by any other security documents or instruments securing said Note in any particular order or fashion under any legal or equitable doctrines or principles of marshalling and/or suretyship and further agrees that upon default, and after the expiration of any applicable grace period, Trustee and/or Beneficiary may proceed to exercise any or all remedies with regard to any or all assets encumbered hereby or by any other security documents or instruments securing said Note in such manner and order as Beneficiary in its sole discretion may determine.

4.	MISCELLANEOUS PROVISIONS.

4.1. At all times during the life of this Deed of Trust, the Beneficiary or Trustee shall have the right to go in and upon the trust property and to inspect such property at any reasonable time, in order to determine whether the provisions of this Deed are being kept and performed.

4.2. No delay by Beneficiary or Trustee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver of such right or remedy or preclude the exercise thereof during the continuance of any default hereunder.

4.3. If Trustor, through action or inaction, in any way impairs or threatens to impair the security or this Deed of Trust, or fails to pay any claim, lien or encumbrance which shall be prior to this Deed of Trust, or to pay, when due, any tax or assessment, or any insurance premium required hereunder, or to keep the trust property in repair, then Beneficiary or Trustee, at its option, without any obligation so to do, without notice to or demand upon Trustor (other than any notices required under Paragraphs 3.1 and 3.2 above), and without releasing Trustor from any obligation hereunder, may pay said claims, liens, encumbrances, taxes, assessments or premiums, with right of subrogation thereunder, and may take any action which Beneficiary or Trustee deems necessary to protect the security of this Deed of Trust. Trustor will pay to Beneficiary or Trustee, immediately upon demand, all sums of money advanced or expended by Beneficiary or Trustee pursuant to this paragraph, together with interest thereon on each such advance or expenditure at the default interest rate set forth in the Note, and all such sums and interest thereon shall be secured by this Deed of Trust.

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4.4. Upon written request of Beneficiary stating that all sums secured hereby have been paid, and upon surrender of this Deed and all notes secured hereby to Trustee for cancellation and retention and upon payment of its fees, Trustee shall reconvey, without warranty, the property then held hereunder. The recitals in such reconveyance of any matters of facts shall be conclusive proof of the truthfulness thereof. The grantee in such reconveyance may be described as "the person or persons legally entitled thereto".

4.5. Trustee may resign by mailing or delivering notice thereof to the Beneficiary and Trustor. Beneficiary may, at any time Beneficiary may desire, appoint another Trustee in place and stead of said Trustee or any successor in trust. The title herein conveyed to Trustee shall be vested in said successor, which appointment shall be in writing and shall be duly recorded in the Recorder's Office of the County in which the trust property is situated.

4.6. Trustee shall be entitled to reasonable compensation for all services rendered or expenses incurred in the administration or execution of the trust hereby created and Trustor hereby agrees to pay same, subject to all legal limitations. Unless there is gross negligence or willful misconduct by either, Trustee and Beneficiary shall be indemnified, held harmless and reimbursed by Trustor for any liability, damage or expense, including attorneys' fees and amounts paid in settlement, which they or either of them may incur or sustain in the execution of this trust or in the doing of any act which they, or either of them, are required or permitted to do by the terms hereof or by law, and shall be reimbursed therefor in accordance with the provisions of Paragraph 4.3 hereof.

4.7. In the event suit is brought to enforce the terms of this Deed of Trust, including any action under A.R.S. § 33-814, the prevailing party shall be entitled to recover reimbursement of its attorneys' fees and all costs incurred in connection therewith, including: appraisal fees, expert witness fees, investigation costs, taxable costs, photocopying, facsimile and long distance telephone charges, and travel expenses of witnesses required to testify in said action.

4.8. Whenever possible, each provision and term of this Deed of Trust shall be interpreted in such manner as to be valid and enforceable. In the event any provision or term of this Deed of Trust should be determined to be invalid or unenforceable by a court of competent jurisdiction, all other provisions and terms of this Deed of Trust shall remain unaffected to the extent permitted by law.

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4.9. Unless otherwise required by applicable law, all notices required to be given hereunder shall be either served personally, by U.S. mail, postage prepaid, certified, return receipt requested, and addressed to Trustor, Trustee and Beneficiary at their respective addresses first above written, or by any nationally recognized overnight delivery service and delivered to Trustor, Trustee and Beneficiary at said addresses. Such addresses may be changed by notice to the other parties given in the same manner as provided in this paragraph. Notices given by U.S. mail shall be deemed to have been given upon the earlier of actual receipt or three (3) days following deposit in the United States mail, postage pre-paid, registered or certified mail, return receipt requested, to the address of Trustor, or one (1) day following pickup by a nationally recognized overnight delivery service.

4.10. The plural of any word herein shall include the singular, and the singular of any word shall include the plural, wherever such inclusion shall not be inconsistent with the context of this Deed of Trust.

4.11. This Deed of Trust, and the provisions hereof, shall be binding upon the Parties hereto and their respective personal representatives, heirs, successors and assigns.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

"Trustor"	ZONED PROPERTIES, INC.
A Nevada corporation

	By:	/s/ Marc Brannigan
MARC BRANNIGAN
Its CEO

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

Subscribed, sworn to, and acknowledged before me the undersigned Notary Public this 6th day of March, 2014, by MARC BRANNIGAN.

WITNESS my hand and official seal.

Heidi Cerepanya
Notary Public

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EXHIBIT "A"

To that certain Deed of Trust and Security Agreement with Assignment of Rents, wherein “BENEFICIARY"* and ZONED PROPERTIES, INC. is named as "TRUSTOR."

LEGAL DESCRIPTION

Lots 7, 8 and 9, of UNIVERSITY INDUSTRIAL PARK, according to the Plat of record in the office of the County Recorder of Maricopa County, Arizona, recorded in Book 177 of Maps, page 3;

EXCEPT the following described parcel:

BEGINNING at the Northwest corner of Lot 8 of said subdivision, also being a corner of said Lot 9;

Thence along the boundary of Lot 9, the following courses and distances:

North 87 degrees 54 minutes 41 seconds West, 18.93 feet;

Thence South 57 degrees 38 minutes 00 seconds West, 13.82 feet;

Thence North 34 degrees 44 minutes 25 seconds West, 192.79 feet;

Thence North 70 degrees 15 minutes 30 seconds East, 61.62 feet;

Thence South 31 degrees 21 minutes 15 seconds East, 157.05 feet;

Thence South 45 degrees 36 minutes 00 seconds East, 33.06 feet to a corner of said Lot 9;

Thence leaving the boundary of Lot 9, South 58 degrees 15 minute 42 seconds West, 27.52 feet to the POINT OF BEGINNING.

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EXHIBIT "B"

To that certain Deed of Trust and Security Agreement with Assignment of Rents, wherein "BENEFICIARY” and ZONED PROPERTIES, INC. is named as "TRUSTOR."

File No: 02-04043725 — Schedule Bll

Magnus Title Agency Commitment for Title Insurance

EXCEPTIONS

Printed exceptions and exclusion from coverage are contained in the policy or policies to be issued. Copies of the policy forms should be read. They are available from the office that issued this commitment.

1.	Reservations or exceptions in Patents or in Acts authorizing the issuance thereof.

2.	WATER RIGHTS, claims or title to water, and agreements, covenants, conditions or rights incident thereto, whether or not shown by the public records.

3.	THE LIABILITIES, OBLIGATIONS AND BURDENS imposed upon said land by reason of inclusion within the Salt River Project Agricultural improvement and Power District and Agricultural Improvement Districts.

4.	TAXES AND ASSESSMENTS collectible by the County Treasurer, a lien not yet due and payable for the following year:

2014

5.	TAXES AND ASSESSMENTS collectible by the County Treasurer, a lien payable but not yet due for the following year:

Second half of 2013

6.	EASEMENTS as shown on the plat recorded in Book 177 of Maps, page 3.

7.	EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Docket	13904
Page	630
Purpose	Water Line and rights incident thereto

(Lot 8)

8.	EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Docket	14713
Page	467
Purpose	Underground Power and rights incident thereto

(Lot 9)

9.	EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Docket	16226
Page	30
Purpose	Underground Power and rights incident thereto
(Lot 7)

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10.	EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Document No.	96-0485654
Purpose	Antenna Site Access & Utilities Easement
(Lots 8 and 9)

11.	EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Document No.	2000-0586712
Purpose	Underground Power Easement
(Lots 7 and 8)

12.	EASEMENT and rights incident thereto, as set forth in instrument:

Recorded in Document No.	20130743447
Purpose	Power Distribution Easement
(Lots 7 and 9)

13.	COVENANT AND AGREEMENT according to the terms and conditions contained therein:

Purpose	Covenant and Agreement Regarding Maintenance of Yards for an Over-
Sized Building (Individuals)
Recorded	February 13, 1986
Document No.	86 071550
(Lots 8 and 9)

14.	COVENANT AND AGREEMENT according to the terms and conditions contained therein:

Purpose	Covenant and Agreement Regarding Maintenance of Yards for an
Oversized Building (Corporation)
Recorded	April 23, 1986
Document No.	86 197098
(Lots 8 and 9)

15.	RESTRICTIONS, CONDITIONS, COVENANTS, RESERVATIONS, including but not limited to any recitals creating easements, liabilities, obligations or party walls, omitting, if any, from the above, any restrictions based on race, color, region, sex, handicap, familial status or national origin contained in instrument

Recorded in Docket	11741
Page	888

Thereafter, First Amendment recorded in Docket 12481, page 139.

16.	THE FOLLOWING MATTERS disclosed by Deed of Trust recorded in Document No. 87-236278:

a)	Encroachment of a block wall onto the public utilities easement on the East side of Lots 7, 8 and 9.

b)	Encroachment of a block wall onto the 30-foot right-of-way for roadway in the Southeasterly corner of Lot 7.

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c)	Encroachment of a block wall onto the electrical easement along the Northeasterly line of Lot 9.

d)	Electric line and transformer pad in the most Easterly corner of Lot 9.

e)	Encroachment of a refuse area onto irrigation easement in the most Northerly corner of Lot 9.

f)	Encroachment of a block wall onto the irrigation easement in the Southwest corner of Lot 9 and the Northwest corner of Lot 8.

g)	Concrete pad and extruded curb encroaching onto the water line easement on Lot 8.

h)	6-foot block wall encroaching onto the property lying West of the Northwesterly corner of Lot 8.

i)	6-foot block wall encroaching onto the property lying West of the Northwesterly corner of Lot 8.

1)	Block wall encroaching onto the property lying Northwesterly of the Northwesterly line of Lot 9.

17.	UNRECORDED LEASE under the terms and conditions contained therein made by:

Lessor	Chimiarra Investments Limited, a Bahamas corporation
Lessee	AT&T wireless PCS, Inc., a Delaware corporation
Dated	September 21, 1995
Term	Five years with five consecutive options of five years to extend the original term
As disclosed by	Memorandum of Option and Site Lease Agreement
Recorded	December 18, 1995
Document No.	96-0777651

18.	UNRECORDED LEASE under the terms and conditions contained therein made by:

Lessor	Chimiarra Investments Limited, a Bahamas corporation
Lessee	AT&T Wireless PCS, Inc., a Delaware corporation
Dated	September 21, 1995
Term	Five years with five consecutive options of five years to extend the original term
As disclosed by	Memorandum of Lease
Recorded	June 26, 1996
Document No.	96-0450795

19.	RIGHTS OF PARTIES IN POSSESSION on month-to-month tenancy or under written but unrecorded leases.

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EXHIBIT "C"

To that certain Deed of Trust and Security Agreement with Assignment of Rents, wherein "BENEFICIARY”* and ZONED PROPERTIES, INC. is named as "TRUSTOR."

DESCRIPTION OF COLLATERAL

1. All of Trustor’s certain personal property now or at any time hereafter located on the real property described in Exhibit "A" (the "Premises"), consisting of all building materials, fixtures and equipment now or hereafter incorporated into improvements constructed upon the premises, including, but not limited to:

a) All equipment, including machinery, incinerators, boilers, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or refrigeration, or for ventilating or air conditioning purposes, or for sanitary or drainage purposes, or for the removal of dust, refuse or garbage;

b) All carpeting and other floor coverings, awnings, window shades and blinds, screens, drapes, drapery rods and brackets;

c) Any and all other trade fixtures, equipment, apparatus and personal property of Trustor located on the Premises or used in connection with the operation of the improvements thereon; and

d) Any and all renewals or replacements of, additions to and substitutions for the above-enumerated items.

2. All income, rents, issues, profits and proceeds from the Premises, subject however to the right, power and authority conferred upon Trustor and/or Beneficiary to collect and apply such income, rents, issues, profits and proceeds as set forth in this Deed of Trust;

3. All of the estate, interest or other claim or demand, which Trustor now has or may hereafter acquire, in and to the property described in this Deed of Trust, including, without limitation, all deposits made with or other security given to utility companies by Trustor with respect to the Premises and the improvements thereon, and ail advance payments of insurance premiums made by Trustor with respect thereto and claims or demands relating to insurance;

4. Insofar as permitted by applicable law, all licenses (including, but not limited to, any operating licenses) contracts, management contracts or agreements, franchise agreements, permits, authorizations or certificates required or used in connection with the ownership of, or the operation or maintenance of, the Premises and any improvements constructed thereon;

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5. All damages, royalties and revenue of every kind, nature and description whatsoever that Trustor may be entitled to receive from any person or entity owning or having or hereafter acquiring a right to the oil, gas or mineral rights and reservations regarding the Premises, with the right in Beneficiary to receive and receipt therefor and apply the same to the indebtedness secured hereby either before or after any default hereunder, and Beneficiary may demand, sue for and recover any such payments, but shall not be required to do so;

6. All of the rights of Trustor under any and all leases relating to the Premises, subject however to all the terms of such leases, including but not limited to all rents, issues, profits, reserves, deferred payments, deposits, refunds, cost savings and payments of any kind to become due to Trustor relating to the construction, operations, occupancy, use and disposition of any or all of the property;

7. All rights of Trustor under any policy or policies of insurance relating to the Premises or any of the Collateral set forth in this Exhibit C and any and all riders, amendments, extensions, renewals, supplements or extensions thereof, and all proceeds, loss payments and premium refunds which may become payable with respect to such insurance policies;

8. All construction, service, engineering, consulting, architectural and other similar contracts as such may be modified, amended or supplemented from time to time, concerning the design, construction, management, operation, occupancy, use and/or disposition of any or all of the Premises;

9. All blueprints, architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, engineering reports and similar materials owned by Trustor relating to any or all of the Premises;

10. All payment and performance bonds of guaranties and any and all modifications and extensions thereof relating to the Premises; and

11. All of the outstanding warranties and guaranties from manufacturers, vendors and contractors relating to the Premises.

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